                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

Name                                                 State of Other Jurisdiction
                                                     of incorporation or Organization

Syntel (India) Limited                                        India

Syntel Europe Limited                                         England

Syntel (Singapore) PTE. LTD.                                  Singapore

Syntel Mauritius                                              Mauritius

Syntel (Australia) Pty Limited                                Australia

Syntel Canada, Inc.                                           Canada

Syntel Deutschland GmbH                                       Germany

Syntel Hong Kong Ltd.                                         Hong Kong




                                      111